Exhibit 10.27

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”) dated as of May 22, 2017 by and among Playa Hotels & Resorts N.V. (the “Company”) and each of the persons listed on Schedule A hereto (collectively, the “Warrant Holders,” and each a “Warrant Holder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Warrant Holder is the beneficial and record owner of warrants that were privately issued as consideration in connection with the consummation of a business combination between the Company, Pace Holdings Corp. and Playa Hotels & Resorts B.V. completed on March 11, 2017 (the “Private Warrants”);

WHEREAS, each Private Warrant entitles its holder to purchase one-third of one ordinary share of the Company for a purchase price of one-third of $11.50, subject to certain adjustments;

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form S-4 to be filed with the Securities and Exchange Commission, as amended and supplemented (the “Registration Statement”), to offer the Warrant Holders and holders of the Company’s warrants currently listed on the NASDAQ under the symbol “PLYAW” (the “Public Warrants”) the opportunity to exchange the Private Warrants and the Public Warrants for ordinary shares of the Company, based on an exchange ratio and subject to other terms and conditions to be disclosed in the Registration Statement, which exchange ratio and other terms and conditions will be the same for the Public Warrants and the Private Warrants;

WHEREAS, concurrent with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Solicitation”) to solicit the consent of the holders of the Private Warrants and Public Warrants to amend, effective upon the completion of the Exchange Offer, the terms of the Private Warrants and the Public Warrants to permit the Company to require that each Private Warrant or Public Warrant not tendered in the Exchange Offer be converted into ordinary shares at a ratio 10% less than the ratio applicable to the Exchange Offer, as more fully described in the Registration Statement;

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Solicitation, each Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01. Agreement to Tender. (a) Each Warrant Holder shall validly tender or cause to be tendered to the Company all Private Warrants beneficially owned by such Warrant Holder, free and clear of all liens, pursuant to and in accordance with the terms of the

Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of the Exchange Offer; provided, however that the Warrant Holder may make such tender conditioned on more than 50.0% of the Public Warrants having been tendered to the Company (and not withdrawn) in the Exchange Offer (the “Minimum Tender Threshold”). The terms of the Exchange Offer shall be the same for the Public Warrants and the Private Warrants. Each Warrant Holder agrees that, notwithstanding anything to the contrary in the Registration Statement, after a Warrant Holder validly tenders his, her or its Private Warrants to the Company in accordance with the terms of the Registration Statement, such Warrant Holder may not withdraw or cause to be withdrawn the tender of any of such Private Warrants from the Exchange Offer, unless the Minimum Tender Threshold is no longer satisfied or this Agreement is terminated pursuant to Section 1.09 hereof.

Section 1.02. Agreement to Solicit. Each Warrant Holder shall deliver to the Company its timely consent with respect to the Solicitation in accordance with the terms and conditions of the Solicitation as described in the Registration Statement, and such Warrant Holder may not withdraw or cause to be withdrawn any such consent; provided, however that the Warrant Holder may condition such consent on satisfaction of the Minimum Tender Threshold and such consent may be withdrawn if this Agreement is terminated pursuant to Section 1.09 hereof.

Section 1.03. Ownership of Private Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of the Private Warrants in accordance with this Agreement, that such Warrant Holder is the sole record and beneficial owner of the number of Private Warrants set forth opposite such Warrant Holder’s name on Schedule A, and has good and marketable title to such Private Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations or restrictions whatsoever (other than those restrictions imposed by applicable securities laws, this Agreement, the respective Company Founder Warrants Agreements, dated March 11, 2017, by and between the Company and each of the Warrant Holders and that certain Registration Rights Agreement, dated March 10, 2017, by and among Porto Holdco B.V. and each of the Holders listed therein). Each Warrant Holder agrees it shall not transfer any Private Warrants to any person unless such person acquiring such Private Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement.

Section 1.04. Company Representations and Warranties. The Company represents and warrants to each Warrant Holder, as of the date hereof and as of the date of tender of the Private Warrants in accordance with this Agreement, that the Company has obtained any and all required regulatory and/or third-party approvals to effectuate the Exchange Offer and Solicitation contemplated by this Agreement.

Section 1.05. Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Solicitation as soon as practicable consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulation, and that the Registration Statement, when declared effective, will comply with all applicable Securities and Exchange Commission requirements.

Section 1.06. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 1.07. U.S. Federal Income Tax Treatment. The exchange of Public Warrants or Private Warrants for ordinary shares of the Company pursuant to the Exchange Offer is intended to qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the parties shall not take any position inconsistent therewith unless otherwise required by applicable law.

Section 1.08. Section 16 Matters. The Company agrees with each of TPG Pace Sponsor LLC (the “Sponsor”), Playa Four Pack, L.L.C. (the “Four Pack”), Cabana Investors B.V. (the “Cabana”) and HI Holdings Playa B.V. (the “HI Holdings”) that the board of directors of the Company (or an appropriate committee of non-employee directors) shall adopt resolutions approving the transactions contemplated by the Exchange Offer, Solicitation and this Agreement, including, but not limited to, the disposition of Private Warrants to the Company and the acquisition of ordinary shares from the Company by each of the Sponsor, Four Pack, Cabana and HI Holdings, to exempt such transactions from Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3 thereunder for each of the Sponsor, Four Pack, Cabana and HI Holdings and certain persons affiliated with the Sponsor, Four Pack, Cabana and/or HI Holdings, respectively, who are subject to Section 16 of the Exchange Act. The Company shall provide the Sponsor, Four Pack, Cabana and HI Holdings with copies of any resolutions proposed to be adopted in connection with the foregoing prior to such adoption. Notwithstanding anything to the contrary in this Agreement, if resolutions satisfactory to the Sponsor, Four Pack, Cabana and HI Holdings have not been adopted beforehand as contemplated by this Section 1.08 of this Agreement, the Sponsor, Four Pack, Cabana and HI Holdings shall not be obligated to tender or cause to be tendered any Private Warrants pursuant to the Exchange Offer or to deliver any consent to the Solicitation.

Section 1.09. Termination. This Agreement shall terminate as to all Warrant Holders upon written notice to all the Warrant Holders by the Company, or upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Solicitation, and (ii) September 30, 2017.

Section 1.10. Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY: PLAYA HOTELS & RESORTS N.V.

By:	/s/ David Camhi
Name:	David Camhi
Title:	General Counsel, Chief Compliance Officer and Secretary

[Signature page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

BRUCE D. WARDINSKI

By:	/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski

[Signature page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

PLAYA FOUR PACK, L.L.C. Farallon Capital Management, L.L.C., its Manager

By:	/s/ Michael B. Fisch
Name:	Michael B. Fisch
Title:	Managing Member

[Signature page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

CABANA INVESTORS B.V.

By:	/s/ H.J. Witsenburg
Name:	H.J. Witsenburg
Title:	Managing Director A

By:	/s/ T.M.A. Kamphuijs
Name:	T.M.A. Kamphuijs
Title:	Managing Director B

[Signature page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER: HI HOLDINGS PLAYA B.V.

By:	/s/ Peter J. Sears
Name:	Peter J. Sears
Title:	Director A

By:	/s/ Stefanie van der Duijs
Name:	Stefanie van der Duijs
Title:	Director B

[Signature page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

TPG PACE SPONSOR, LLC

By:	/s/ Karl Peterson
Name:	Karl Peterson
Title:	President

[Signature page to Tender and Support Agreement]

Schedule A

Name of Warrant Holder	Number of Private Warrants
Bruce D. Wardinski	254,660
Playa Four Pack, L.L.C.	262,985
Cabana Investors B.V.	4,119,523
HI Holdings Playa B.V.	1,738,806
TPG Pace Sponsor LLC	14,666,667